Exhibit 10.1

THE GREENBRIER COMPANIES, INC.

2021 STOCK INCENTIVE PLAN, AS AMENDED SECTION 1. PURPOSE

The purpose of The Greenbrier Companies, Inc. 2021 Stock Incentive Plan, as amended, is to attract, retain and motivate employees, officers, directors, consultants, agents, advisors and independent contractors of the Company and its Related Companies by providing them the opportunity to acquire a proprietary interest in the Company and to align their interests and efforts to the long-term interests of the Company’s shareholders.

SECTION 2. DEFINITIONS

Certain capitalized terms used in the Plan have the meanings set forth in Appendix A.

SECTION 3. ADMINISTRATION

3.1
Administration of the Plan
(a)
The Plan shall be administered by the Board or the Compensation Committee, which shall be composed of two or more directors.
(b)
The members of the Compensation Committee shall meet the independence requirements of the applicable stock exchange upon which the Common Stock is listed. If any member of the Compensation Committee does not qualify as a “non-employee director” for purposes of Rule 16b-3 promulgated under the Exchange Act, then Awards under the Plan for the executive officers of the Company and non-employee directors shall be administered by a subcommittee consisting of each Compensation Committee member who qualifies as a “non-employee director.” If fewer than two Compensation Committee members qualify as “non-employee directors,” then the Board shall appoint one or more other Board members to such subcommittee who do qualify as “non-employee directors,” so that the subcommittee will at all times consist of two or more members all of whom qualify as “non-employee directors” for purposes of Rule 16b-3 promulgated under the Exchange Act.

(c)
Notwithstanding the foregoing, and to the extent consistent with applicable law, the Company’s Articles of Incorporation and Bylaws, the Board or Compensation Committee may also delegate concurrent responsibility for administering the Plan, including with respect to designated classes of Eligible Persons, to other committees consisting of one or more members of the Board, subject to such limitations as the Board deems appropriate, except with respect to grants of Awards to Participants who are subject to Section 16 of the Exchange Act. Members of any such committee shall serve for such term as the Board may determine, subject to removal by the Board at any time. To the extent consistent with applicable law, the Company’s Articles of Incorporation and Bylaws, the Board or the Compensation Committee may authorize one or more officers of the Company to grant Awards to designated classes of Eligible Persons, within limits specifically prescribed by the Board or the Compensation Committee; provided, however, that no such officer shall have or obtain authority to grant Awards to himself or herself or to any person subject to Section 16 of the Exchange Act. All references in the Plan to the “Committee” shall be, as applicable, to the Board, the Compensation Committee or any other committee or any officer to whom authority to administer the Plan has been delegated.

3.2
Administration and Interpretation by Committee
(a)
Except for the terms and conditions explicitly set forth in the Plan and to the extent permitted by applicable law, the Committee shall have full power and exclusive authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board or a Committee composed of members of the Board, to (i) select the Eligible Persons to whom Awards may from time to time be granted under the Plan; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of shares of Common Stock to be covered by each Award granted under the Plan; (iv) determine the terms and conditions of any Award granted under the Plan; (v) approve the forms of notice or agreement for use under the Plan; (vi) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares of Common Stock or other property or canceled or suspended; (vii) determine whether, to what extent and under what circumstances cash, shares of Common Stock, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant, subject to Section 409A of the Code and in accordance with Section 6.3 of the Plan; (viii) interpret and administer the Plan and any instrument evidencing an Award, notice or agreement executed or entered into under the Plan; (ix) establish such rules, regulations and subplans as it shall deem appropriate for the proper administration and operation of the Plan; (x)

delegate ministerial duties to such of the Company’s employees as it so determines; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(a)
The effect on the vesting of an Award of a Company-approved leave of absence or a Participant’s reduction in hours of employment or service or working less than full-time shall be determined by the Company’s chief human resources officer or other officer performing that function, or with respect to directors or executive officers, by the Compensation Committee, whose determination shall be final.
(b)
Interpretations and decisions of the Committee shall be final, conclusive and binding on all persons, including the Company, any Participant, any shareholder and any Eligible Person. A majority of the members of the Committee may determine its actions.

SECTION 4. SHARES SUBJECT TO THE PLAN

4.1
Authorized Number of Shares

Subject to adjustment from time to time as provided in Section 15.1, the aggregate maximum number of shares of Common Stock available for issuance under the Plan shall be the number of shares of Common Stock available for issuance under the Plan immediately prior to the Amendment Effective Date plus 1,000,000 shares. Shares issued under the Plan shall be drawn from authorized and unissued shares.

4.2
Share Usage
(a)
Shares of Common Stock covered by an Award shall not be counted as used unless and until they are actually issued and delivered to a Participant. If any Award lapses, expires, terminates or is canceled prior to the issuance of shares thereunder, is settled in cash in lieu of shares of Common Stock, or if shares of Common Stock are issued under the Plan to a Participant and thereafter are forfeited to or otherwise reacquired by the Company due to the failure to vest, the shares subject to such Awards and the forfeited or reacquired shares shall again be available for issuance under the Plan. With respect to the exercise of Stock Appreciation Rights and Options, the gross Shares of common stock underlying such Awards will cease to be available under the Plan, and any shares of Common Stock tendered by a Participant or retained by the Company as full or partial payment to the Company for the purchase price of such Awards or to satisfy tax withholding obligations in connection with such Awards shall not become available for future Awards under the Plan. With respect to Awards other than Stock Appreciation Rights and Options, any shares of Common Stock tendered by a Participant or retained by the Company to satisfy tax withholding obligations in connection with such Award shall become available for future Awards under the Plan. The number of shares of Common Stock available for issuance under the Plan shall be reduced to reflect any dividends or dividend equivalents that are paid with respect to an Award in the form of shares of Common Stock.

(b)
The Committee shall also, without limitation, have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.

(c)
Notwithstanding any other provision of the Plan to the contrary, the Committee may grant Substitute Awards under the Plan. Substitute Awards shall not reduce the number of shares authorized for issuance under the Plan. In the event that an Acquired Entity has shares available for awards or grants under one or more preexisting plans not adopted in contemplation of the merger, acquisition or combination pursuant to which such entity becomes and Acquired Entity, then, to the extent determined by the Board or the Committee, the shares available for grant pursuant to the terms of such preexisting plans (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such merger, acquisition or combination to determine the consideration payable to holders of securities of the entities that are parties to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock authorized for issuance under the Plan; provided, however, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of such preexisting plans, absent the merger, acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company or a Related Company prior to such merger, acquisition or combination. In the event that a written agreement between the Company and an Acquired Entity pursuant to which a merger, acquisition or combination is completed is approved by the Board and that agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, those terms and conditions shall be deemed to be the action of the Committee without any further action by the Committee, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such awards shall be deemed to be Participants.

(d)
Notwithstanding any other provision of this Section 4.2 to the contrary, the maximum number of shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate share number stated in Section 4.1, subject to adjustment as provided in Section 15.1.

4.3
Limitations
(a)
Limitations on Awards to Nonemployee Directors. Notwithstanding any other provision of this Plan to the contrary, the aggregate value of cash compensation and the grant date fair value of Awards (computed as of the date of grant in accordance with applicable financial accounting rules) that may be awarded or granted during any calendar-year period to any non-employee director in respect of the director’s service as a member of the Board shall not exceed $750,000, increased to $1,000,000 for the calendar year in which such director joins the Board as a non-employee director.

(b)
Limitations on Options and SARs. In no event shall the Board or Committee have the right, without prior shareholder approval, to (i) lower the exercise or grant price of an Option or SAR after it is granted, except in connection with adjustments provided in Section 15; (ii) cancel an Option or SAR at a time when its exercise or grant price exceeds the Fair Market Value of the underlying stock, in exchange for another option or stock appreciation right, restricted stock, stock units or other equity award, or cash, regardless of whether such cancellation and exchange would be considered a “repricing” under generally accepted accounting principles and regardless of whether such cancellation and exchange is voluntary on the part of the Participant, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction or; (iii) take any other action that is treated as a repricing under generally accepted accounting principles; or (iv) issue an Option or SAR that provides for, or amend an outstanding Option or SAR to provide for, the grant or issuance of a new Option or SAR on exercise of the original Option or SAR. Notwithstanding anything to the contrary, any amendment to this Section 4.3(b) shall be contingent upon the approval of the Company’s shareholders.

SECTION 5. ELIGIBILITY

An Award may be granted to any employee, officer or director of the Company or a Related Company whom the Committee from time to time selects. An Award may also be granted to any consultant, agent, advisor or independent contractor for bona fide services rendered to the Company or any Related Company that (a) are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

SECTION 6. AWARDS

6.1
Form, Grant and Settlement of Awards

The Committee shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan. Such Awards may be granted either alone or in addition to or in tandem with any other type of Award. Any Award settlement may be subject to such conditions, restrictions and contingencies as the Committee shall determine.

6.2
Evidence of Awards

Awards granted under the Plan shall be evidenced by a written, including an electronic, instrument that shall contain such terms, conditions, limitations and restrictions as the Committee shall deem advisable and that are not inconsistent with the Plan.

6.3
Deferrals

The Committee may permit or require a Participant to defer receipt of the payment of any Award. If any such deferral election is permitted or required, the Committee, in its sole discretion, shall establish rules and procedures for such payment deferrals, which may include the grant of additional Awards or provisions for the payment or crediting of interest or dividend equivalents, including converting such credits to deferred stock unit equivalents. Deferral of any Award or payment thereunder shall comply with all applicable law, rules and regulations, and shall satisfy either the requirements for exemption from Section 409A or the requirements of Section 409A as determined by the Committee prior to such deferral.

6.4
Dividends and Distributions

Participants may, if the Committee so determines, be credited with dividends or dividend equivalents paid with respect to shares of Common Stock underlying an Award in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, shares of Common Stock, Restricted Stock or Stock Units. Notwithstanding the foregoing or anything to the contrary in the Plan, (i) any dividends or dividend equivalents credited to an Award shall accrue and be paid only to the extent the Award becomes vested or payable and (ii) except as provided in Section 15.1, in no event may dividends or dividend equivalents be paid with respect to an Option or SAR. Also, notwithstanding the foregoing, crediting of dividends or dividend equivalents must comply with or qualify for an exemption under Section 409A.

SECTION 7. OPTIONS

7.1
Grant of Options

The Committee may grant Options designated as Incentive Stock Options or Nonqualified Stock Options.

7.2
Option Exercise Price

Options shall be granted with an exercise price per share not less than 100% of the Fair Market Value of the Common Stock on the Grant Date, except in the case of Substitute Awards.

7.3
Term of Options

Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Option shall be ten years from the Grant Date.

7.4
Exercise of Options
(a)
The Committee shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, any of which provisions may be waived or modified by the Committee at any time.
(b)
To the extent an Option has vested and become exercisable, the Option may be exercised in whole or from time to time in part by delivery to or as directed or approved by the Company of a properly executed stock option exercise agreement or notice, in a form and in accordance with procedures established by the Committee, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement or notice, if any, and such representations and agreements as may be required by the Committee, accompanied by payment in full as described in Section 7.5. An Option may be exercised only for whole shares and may not be exercised for less than a reasonable number of shares at any one time, as determined by the Committee.

7.5
Payment of Exercise Price

The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid before the Company will issue the shares being purchased and must be in a form or a combination of forms acceptable to the Committee for that purchase, which forms may include:

(a)
cash;
(b)
check or wire transfer;
(c)
having the Company withhold shares of Common Stock that would otherwise be issued on exercise of a Nonqualified Stock Option that have an aggregate Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option;
(d)
tendering (either actually or, so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock owned by the Participant that have an aggregate Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option;
(e)
so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, and to the extent permitted by law, delivery of a properly executed exercise agreement or notice, together with irrevocable instructions to a brokerage firm designated or approved by the Company to deliver promptly to the Company the aggregate amount of proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise, all in accordance with the regulations of the Federal Reserve Board; or
(f)
such other consideration as the Committee may permit, provided that in no event may a promissory note be used as a form of consideration for exercising an Option.

7.6
Effect of Termination of Service
(a)
The Committee shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Committee at any time.
(b)
If the exercise of the Option following a Participant’s Termination of Service, but while the Option is otherwise exercisable, would be prohibited solely because the issuance of Common Stock would violate either the registration requirements under the Securities Act or the Company’s insider trading policy, then the Option shall remain exercisable until the earlier of (i) the Option Expiration Date or (ii) the expiration of a period of three months (or such longer period of time as determined by the Committee in its sole discretion) after the Participant’s Termination of Service during which the exercise of the Option would not be in violation of such Securities Act or insider trading policy requirements.

SECTION 8. INCENTIVE STOCK OPTION LIMITATIONS

Notwithstanding any other provision of the Plan to the contrary, the terms and conditions of any Incentive Stock Options shall in addition comply in all respects with Section 422 of the Code, or any successor provision, and any applicable regulations thereunder. Incentive Stock Options may only be granted to employees of the Company or any “parent corporation” or “subsidiary corporation” (each as defined in Section 424 of the Code) with respect to the Company. If the shareholders of the Company do not approve the Plan within 12 months after the Board’s adoption of the Plan (or the Board’s adoption of any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code) Incentive Stock Options granted under the Plan after the date of the Board’s adoption (or approval) will be treated as Nonqualified Stock Options. No Incentive Stock Options may be granted more than ten years after the earlier of the most recent approval by the Board or the most recent approval by the shareholders of the Plan (or any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code).

SECTION 9. STOCK APPRECIATION RIGHTS

9.1
Grant of Stock Appreciation Rights

The Committee may grant Stock Appreciation Rights to Participants at any time on such terms and conditions as the Committee shall determine in its sole discretion. An SAR may be granted in tandem with an Option (a “tandem SAR”) or alone (a “freestanding SAR”). The grant price of a tandem SAR shall be equal to the exercise price of the related Option. The grant price of a freestanding SAR shall be established in accordance with procedures for Options set forth in Section 7.2. A SAR may be exercised upon such terms and conditions and for such term as the Committee determines in its sole discretion; provided, however, that, subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the SAR, the maximum term of a freestanding SAR shall be ten years, and in the case of a tandem SAR, (a) the term shall not exceed the term of the related Option and (b) the tandem SAR may be exercised for all or part of the shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option, except that the tandem SAR may be exercised only with respect to the shares for which its related Option is then exercisable.

9.2
Payment of SAR Amount

Upon the exercise of an SAR, a Participant shall be entitled to receive payment in an amount determined by multiplying: (a) the difference between the Fair Market Value of the Common Stock on the date of exercise over the grant price of the SAR by (b) the number of shares with respect to which the SAR is exercised. At the discretion of the Committee as set forth in the instrument evidencing the Award, the payment upon exercise of an SAR may be in cash, in shares, in some combination thereof or in any other manner approved by the Committee in its sole discretion.

9.3
Waiver of Restrictions

The Committee, in its sole discretion, may waive any other terms, conditions or restrictions on any SAR under such circumstances and subject to such terms and conditions as the Committee shall deem appropriate.

SECTION 10. STOCK AWARDS, RESTRICTED STOCK AND STOCK UNITS

10.1
Grant of Stock Awards, Restricted Stock and Stock Units

The Committee may grant Stock Awards, Restricted Stock and Stock Units on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any, which may be based on continuous employment or service with the Company or a Related Company or the achievement of any performance goals, as the Committee shall determine in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award.

10.2
Vesting of Restricted Stock and Stock Units

Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to Restricted Stock or Stock Units, or upon a Participant’s release from any terms, conditions and restrictions on Restricted Stock or Stock Units, as determined by the Committee, and subject to the provisions of Section 13, (a) the shares covered by each Award of Restricted Stock shall become freely transferable by the Participant, and (b) Stock Units shall be paid in shares of Common Stock or, if set forth in the instrument evidencing the Awards, in cash or a combination of cash and shares of Common Stock.

10.3
Waiver of Restrictions

The Committee, in its sole discretion, may waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Restricted Stock or Stock Units under such circumstances and subject to such terms and conditions as the Committee shall deem appropriate.

SECTION 11. PERFORMANCE AWARDS

11.1
Performance Units

The Committee may grant Awards of Performance Units, designate the Participants to whom Performance Units are to be awarded and determine the number of Performance Units and the terms and conditions of each such Award.

Performance Units shall consist of a unit valued by reference to a designated number of shares of Common Stock, the value of which may be paid to the Participant by delivery of shares of Common Stock or, if set forth in the instrument evidencing the Award, of such property as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee.

Notwithstanding the foregoing, and subject to Section 18.5, the amount to be paid under an Award of Performance Units may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.

11.2
Other Performance Awards

The Committee may grant Awards denominated in cash or property other than shares of Common Stock, designate the Participants to whom such Awards are to be awarded and determine the amount and the terms and conditions of each such Award. The value of Awards denominated in cash or property other than shares of Common Stock may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee.

Notwithstanding the foregoing, and subject to Section 18.5, the amount to be paid under an Award denominated in cash or property other than shares of Common Stock may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.

SECTION 12. OTHER STOCK OR CASH-BASED AWARDS

Subject to the terms of the Plan and such other terms and conditions as the Committee deems appropriate, the Committee may grant other incentives payable in cash or in shares of Common Stock under the Plan.

SECTION 13. WITHHOLDING

13.1
Payment of Tax Withholding and Other Obligations

The Company may require the Participant to pay to the Company or a Related Company, as applicable, the amount of (a) any taxes that the Company or a Related Company is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an Award or any other taxable or tax withholding event related to an Award (“tax withholding obligations”) and (b) any amounts due from the Participant to the Company or to any Related Company (“other obligations”). Notwithstanding any other provision of the Plan to the contrary, the Company shall not be required to issue any shares of Common Stock or otherwise settle an Award under the Plan until such tax withholding obligations and other obligations are satisfied.

13.2
Payment Methods

The Committee, in its sole discretion, may permit or require a Participant to satisfy all or part of the Participant’s tax withholding obligations and other obligations by one or a combination of any of the following: (a) paying cash to the Company or a Related Company, as applicable, (b) having the Company, or a Related Company, as applicable, withhold an amount from any cash amounts otherwise due or to become due from the Company or a Related Company to the Participant, (c) having the Company withhold a number of shares of Common Stock that would otherwise be issued to the Participant (or become vested, in the case of Restricted Stock) having a Fair Market Value equal to the tax withholding obligations and other obligations, (d) surrendering a number of shares of Common Stock the Participant already owns having a value equal to the tax withholding obligations and other obligations, (e) selling shares of Common Stock issued under an Award on the open market or to the Company, or (f) taking such other action as may be necessary in the opinion of the Committee to satisfy any applicable tax withholding obligations or other obligations. The value of the shares so withheld or surrendered may not exceed the maximum statutory tax rate in the applicable jurisdiction or such other applicable rate as is necessary to avoid adverse treatment for financial accounting purposes, as determined by the Committee in its sole discretion.

SECTION 14. ASSIGNABILITY

No Award or interest in an Award may be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by a Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except to the extent, at the discretion of the Committee, the instrument evidencing the Award permits the Participant to designate one or more beneficiaries on a Company-approved form who may exercise the Award or receive payment under the Award after the Participant’s death. Notwithstanding the foregoing, the Committee, in its sole discretion, may permit a Participant to assign or transfer an Award without consideration, subject to such terms and conditions as the Committee shall specify. For the avoidance of doubt, Awards may not be transferred to financial institutions.

SECTION 15. ADJUSTMENTS

15.1
Adjustment of Shares
(a)
In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend that has a material effect on the price of Common Stock, or other similar occurrence occurs, or a change in the Company’s corporate or capital structure results in (i) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or (ii) new, different or additional securities of the Company or any other company being received by the holders of shares of Common Stock, then the Committee shall make proportional adjustments as it, in its sole discretion, deems equitable in: (A) the maximum number and kind of securities available for issuance under the Plan; (B) the maximum number and kind of securities issuable as Incentive Stock Options as set forth in Section 4.2; and (C) the number and kind of securities that are subject to any outstanding Award and, if applicable, the per share price of such securities.
(b)
Adjustments, if any, and any determinations or interpretations made by the Committee as to whether any adjustment shall be made, including any determination of whether a distribution is other than a normal cash dividend or is a cash dividend that will have a material effect on the price of issued shares, and the terms of any of the foregoing adjustments shall be conclusive and binding.
(c)
Notwithstanding the foregoing, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards or securities as described in Section 15.1(a)(A)-(C). Also notwithstanding the foregoing, a dissolution or liquidation of the Company or a Change in Control shall not be governed by this Section 15.1 but shall be governed by Sections 15.2 and 15.3, respectively.
15.2
Dissolution or Liquidation

To the extent not previously exercised or settled, and unless otherwise determined by the Committee in its sole discretion, Awards shall terminate immediately prior to the dissolution or liquidation of the Company. To the extent a vesting condition, forfeiture provision or repurchase right applicable to an Award has not been waived by the Committee, the Award shall be forfeited immediately prior to the consummation of the dissolution or liquidation.

15.3
Change in Control

Notwithstanding any other provision of the Plan to the contrary, unless the Committee shall determine otherwise in the instrument evidencing the Award or in a written employment, services or other agreement or arrangement between the Participant and the Company or a Related Company, in the event of a Change in Control:

(a)
All outstanding Awards that are subject solely to vesting based on continued employment or service with the Company or a Related Company shall become fully vested and immediately exercisable or payable, and all applicable restrictions or forfeiture provisions shall lapse, immediately prior to the Change in Control and such Awards shall terminate at the effective time of the Change in Control; provided, however, that with respect to a Change in Control that is not covered by clause (a) of the definition of Change in Control and in which such Awards could be converted, assumed, substituted for or replaced by the Successor Company, such Awards shall become fully vested and exercisable or payable, all applicable restrictions or forfeiture provisions shall lapse, and such Awards shall terminate at the effective time of the Change in Control, only if and to the extent such Awards are not converted, assumed, substituted for or replaced by the Successor Company. If and to the extent that the Successor Company so converts, assumes, substitutes for or replaces an Award, the vesting restrictions and/or forfeiture provisions applicable to such Award shall not be accelerated or lapse, and all such vesting restrictions and/or forfeiture provisions shall continue with respect to any shares of the Successor Company or other consideration that may be received with respect to such Award.

For the purposes of this Section 15.3, an Award shall be considered converted, assumed, substituted for or replaced by the Successor Company if following the Company Transaction the Award confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the Company Transaction, the consideration (whether stock, cash or other securities or property) received in the Company Transaction by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Company Transaction is not solely common stock of the Successor Company, the Committee may, with the consent of the Successor Company, provide for the consideration to be received pursuant to the Award, for each share of Common Stock subject thereto, to be solely common stock of the Successor Company substantially equal in fair market value to the per share consideration received by holders of Common Stock in the Company Transaction. The determination of such substantial equality of value of consideration shall be made by the Committee, and its determination shall be conclusive and binding.

(b)
All Performance Units and other outstanding Awards that are subject to vesting based on the achievement of specified performance goals, and that are earned and outstanding as of the date the Change in Control is determined to have occurred, and for which the payout level has been determined, shall be payable in full in accordance with the payout schedule pursuant to the instrument evidencing the Award. Any remaining outstanding Performance Units and other outstanding Awards that are subject to vesting based on the achievement of specified performance goals (including any applicable performance period) for which the payout level has not been determined shall be deemed earned using actual results measured against the performance goals as of the Change in Control (or, if higher,

“target” level performance). With respect to a Change in Control that is covered by clause (a) of the definition of Change in Control, such earned Awards shall become fully vested and immediately exercisable or payable, and all applicable restrictions or forfeiture provisions shall lapse, immediately prior to the Change in Control and such Awards shall terminate at the effective time of the Change in Control. With respect to a Change in Control that is not covered by clause (a) of the definition of Change in Control and in which such earned Awards could be converted, assumed, substituted for or replaced by the Successor Company, such Awards shall become fully vested and immediately exercisable or payable, and all applicable restrictions or forfeiture provisions shall lapse, immediately prior to the Change in Control and such Awards shall terminate at the effective time of the Change in Control if and to the extent such Awards are not converted, assumed, substituted for or replaced by the Successor Company. If and to the extent that the Successor Company so converts, assumes, substitutes for or replaces an Award, the time-vesting restrictions and/or forfeiture provisions applicable to such Award shall not be accelerated or lapse, and all such time-vesting restrictions and/or forfeiture provisions shall continue with respect to any shares of the Successor Company or other consideration that may be received with respect to such Award.

(c)
For the avoidance of doubt, nothing in this Section 15.3 requires all outstanding Awards to be treated similarly.

15.4
No Limitations

The grant of Awards shall in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

15.5
Section 409A

Notwithstanding any other provision of the Plan to the contrary, (a) any adjustments made pursuant to this Section 15 to Awards that are considered “deferred compensation” within the meaning of Section 409A shall be made in compliance with the requirements of Section 409A and (b) any adjustments made pursuant to this Section 15 to Awards that are not considered “deferred compensation” subject to Section 409A shall be made in such a manner as to ensure that after such adjustment the Awards either (i) continue not to be subject to Section 409A or (ii) comply with the requirements of Section 409A.

SECTION 16. [RESERVED]

SECTION 17. AMENDMENT AND TERMINATION

17.1
Amendment, Suspension or Termination

The Board or the Compensation Committee may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable; provided, however, that, to the extent required by applicable law, regulation or stock exchange rule, shareholder approval shall be required for any amendment to the Plan; and provided, further, that any amendment that requires shareholder approval must initially be approved by the Board. Subject to Section 17.3, the Committee may amend the terms of any outstanding Award, prospectively or retroactively.

17.2
Term of the Plan

The Plan shall terminate automatically on the date that is ten years after October 23, 2025, the date the Board approved the most recent amendment of the Plan, and may be terminated on any earlier date as described in Section

17.1. After the Plan is terminated, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions.

17.3
Consent of Participant

The amendment, suspension or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant’s consent, materially adversely affect any rights under any Award theretofore granted to the Participant under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option.

Notwithstanding the foregoing, any adjustments made pursuant to Section 15 shall not be subject to these restrictions. Also notwithstanding the foregoing, and subject to Section 18.5, the Board shall have broad authority to amend the Plan or any outstanding Award without the consent of a Participant to the extent the Board deems necessary or advisable to (i) comply with, or take into account, changes in applicable tax laws, securities laws, accounting rules and other applicable law, rules and regulations or (ii) to ensure that an Award is not subject to additional taxes, interest or penalties under Section 409A.

SECTION 18. GENERAL

18.1
No Individual Rights
(a)
No individual or Participant shall have any claim to be granted any Award under the Plan, and the Company has no obligation for uniformity of treatment of Participants under the Plan.
(b)
Furthermore, nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment or service contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate a Participant’s employment or other relationship at any time, with or without cause.

18.2
Issuance of Shares
(a)
Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company’s counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.
(b)
The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made.
(c)
The inability of the Company or impracticability for the Company, as determined by the Committee in its sole discretion, to obtain or maintain approval from any regulatory body having jurisdiction or to comply with applicable requirements, which approval and compliance are deemed by the Company’s counsel to be necessary to the lawful issuance, delivery, and sale of any shares of Common Stock, shall relieve the Company of any liability in respect of the failure to issue, deliver, or sell such shares as to which the requisite approval has not been obtained or as to which any necessary requirements are not met.
(d)
As a condition to the exercise or receipt of Common Stock pursuant to an Award under the Plan, the Company may require (i) the Participant to represent and warrant at the time of any such exercise or receipt that such shares are being purchased or received only for the Participant’s own account and without any present intention to sell or distribute such shares and (ii) such other action or agreement by the Participant as may from time to time be necessary to comply with federal, state and foreign securities laws. At the option of the Company, a stop-transfer order against any such shares may be placed on the official stock books and records of the Company, and a legend indicating that such shares may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates to ensure exemption from registration. The Committee may also require the Participant to execute and deliver to the Company a purchase agreement or such other agreement as may be in use by the Company at such time that describes certain terms and conditions applicable to the shares.

(e)
To the extent the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.
(f)
No fractional shares of Common Stock shall be issued under the Plan, and the Committee shall determine the manner in which fractional share value shall be treated.

18.3
Indemnification
(a)
To the extent consistent with applicable law, the Company’s Articles of Incorporation and Bylaws, each person who is or shall have been a member of the Board, the Compensation Committee or a committee appointed by the Board or an officer of the Company to whom authority was delegated in accordance with Section 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such claim, action, suit or proceeding against such person; provided, however, unless such loss, cost, liability or expense is a result of such person’s own willful misconduct or except as expressly provided by statute, that such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf.

(b)
The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company’s Articles of Incorporation and Bylaws, as a matter of law, or otherwise, or of any power that the Company may have to indemnify or hold harmless.

18.4
No Rights as a Shareholder

Unless otherwise provided by the Committee or in the instrument evidencing the Award or in a written employment, services or other agreement, and subject to Section 6.4, no Award shall entitle the Participant to any cash dividend, voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

18.5
Compliance with Laws and Regulations
(b)
In interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code, although the Company makes no representations that Options granted as Incentive Stock Options will maintain such qualification.
(c)
The Plan and Awards granted under the Plan are intended to be exempt from the requirements of Section 409A to the maximum extent possible, whether pursuant to the short-term deferral exception described in Treasury Regulation Section 1.409A-1(b)(4), the exclusion applicable to stock options, stock appreciation rights and certain other equity-based compensation under Treasury Regulation Section 1.409A-1(b)(5), or otherwise. To the extent Section 409A is applicable to the Plan or any Award granted under the Plan, it is intended that the Plan and any Awards granted under the Plan comply with the deferral, payout and other limitations and restrictions imposed under Section 409A. Notwithstanding any other provision of the Plan or any Award granted under the Plan to the contrary, the Plan and any Award granted under the Plan shall be interpreted, operated and administered in a manner consistent with such intentions. Without limiting the generality of the foregoing, and notwithstanding any other provision of the Plan or any Award granted under the Plan to the contrary, with respect to any payments and benefits under the Plan or any Award granted under the Plan to which Section 409A applies, all references in the Plan or any Award granted under the Plan to the termination of the Participant’s employment or service are intended to mean the Participant’s “separation from service,” within the meaning of Section 409A(a)(2)(A)(i) of the Code, and (ii) each payment made under this Plan and any Award granted under the Plan shall be treated as a separate payment and the right to a series of installment payments under this Plan or any such Award shall be treated as a right to a series of separate payments. In addition, if the Participant is a “specified employee,” within the meaning of Section 409A, then to the extent necessary to avoid subjecting the Participant to the imposition of any additional tax under Section 409A, amounts that would otherwise be payable under the Plan or any Award granted under the Plan during the six-month period immediately following the Participant’s “separation from service,” within the meaning of Section 409A(a)(2)(A)(i) of the Code, shall not be paid to the Participant during such period, but shall instead be accumulated and paid to the Participant (or, in the event of the Participant’s death, the Participant’s estate) in a lump sum on the first business day after the earlier of the date that is six months following the Participant’s separation from service or the Participant’s death. Notwithstanding any other provision of the Plan to the contrary, the Committee, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify the Plan and any Award granted under the Plan so that the Award qualifies for exemption from or complies with Section 409A; provided, however, that the Committee makes no representations that Awards granted under the Plan shall be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to Awards granted under the Plan.

(d)
Also notwithstanding any other provision of the Plan to the contrary, the Board or the Committee shall have broad authority to amend the Plan or any outstanding Award without the consent of the Participant to the extent the Board or the Committee deems necessary or advisable to comply with, or take into account, changes in applicable tax laws, securities laws, accounting rules or other applicable laws, rules or regulations.

18.6
Participants in Other Countries or Jurisdictions

Without amending the Plan, the Committee may grant Awards to Eligible Persons who are foreign nationals on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan and shall have the authority to adopt, amend or rescind such modifications, procedures or subplans under the Plan as may be necessary or desirable to comply with provisions of the laws or regulations of other countries or jurisdictions in which the Company or any Related Company may operate or where Participants may reside to ensure the viability of the benefits from Awards granted to Participants employed in such countries or jurisdictions meet the requirements that permit the Plan to operate in a qualified or tax-efficient manner, comply with applicable foreign laws or regulations and meet the objectives of the Plan.

18.7
No Trust or Fund

The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

18.8
Successors

All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of the Company.

18.9
Severability

If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Committee’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

18.10
Choice of Law and Venue

The Plan, all Awards granted thereunder and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Oregon without giving effect to principles of conflicts of law. Participants irrevocably consent to the nonexclusive jurisdiction and venue of the state and federal courts located in the State of Oregon.

18.11
Legal Requirements

The granting of Awards and the issuance of shares of Common Stock under the Plan are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required, whether located in the United States or a foreign jurisdiction.

18.12
Clawback/Recoupment

Notwithstanding anything to the contrary herein, each Award, amount or benefit received under this Plan shall be subject to the Company’s Mandatory Clawback Policy, as may be amended from time to time, and shall also be subject to cancellation, recoupment, rescission, payback or other action in accordance with the terms of any other applicable Company clawback or recoupment or similar policy or any applicable law, as may be in effect from time to time. A Participant’s receipt of an Award shall be deemed to constitute the Participant’s acknowledgment of and consent to the Company’s application, implementation and enforcement of any applicable Company clawback policy and any provision of applicable law relating to cancellation, recoupment, rescission or payback of compensation that may apply to the Participant, whether adopted prior to or following the date of the Award.

SECTION 19. INITIAL EFFECTIVE DATE

The Plan initially became effective on January 6, 2021. The Plan, as amended by the Board on October 23, 2025, shall become effective on the day immediately following the date of the Company’s annual meeting of shareholders at which it is approved by the Company’s shareholders (the “Amendment Effective Date”).

APPENDIX A DEFINITIONS

As used in the Plan,

“Acquired Entity” means any entity acquired by the Company or a Related Company or with which the Company or a Related Company merges or combines.

“Amendment Effective Date” has the meaning set forth in Section 19.

“Award” means any Option, Stock Appreciation Right, Stock Award, Restricted Stock, Restricted Stock Unit, Stock Unit, Performance Unit, performance-vesting Award denominated in cash or property other than shares of Common Stock, cash-based award or other incentive payable in cash or in shares of Common Stock as may be designated by the Committee from time to time.

“Board” means the Board of Directors of the Company.

“Cause,” unless otherwise defined in the instrument evidencing an Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means dishonesty, fraud, serious or willful misconduct, unauthorized use or disclosure of confidential information or trade secrets, willful and continued failure to perform substantially the Participant’s duties with the Company, or conduct prohibited by law (except minor violations), in each case as determined by the Company’s chief human resources officer or other officer performing that function or in the case of directors and executive officers, the Board or the Compensation Committee, whose determination shall be conclusive and binding.

“Change in Control,” means the occurrence of any of the following events:

(d)
a change in the composition of the Board during any period of 12 consecutive calendar months, such that the individuals who, as of the beginning of the period, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a member of the Board and whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; and provided further, however, that any individual who becomes a member of the Board as a result of or in connection with an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an Entity other than the Board shall not be considered a member of the Incumbent Board; or

(e)
consummation of a Company Transaction.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time. “Committee” has the meaning set forth in Section 3.1.

“Common Stock” means the common stock, par value $0.01 per share, of the Company. “Company” means The Greenbrier Companies, Inc., an Oregon corporation.

“Company Transaction,” means consummation of:

(d)
a merger or consolidation of the Company with or into any other company;
(e)
a sale in one transaction or a series of transactions undertaken with a common purpose of at least 50% of the Company’s outstanding voting securities; or
(f)
a sale, lease, exchange or other transfer in one transaction or a series of related transactions undertaken with a common purpose of all or substantially all of the Company’s assets;

excluding, however, in each case, a transaction pursuant to which

(i)
the Entities who are the beneficial owners of the outstanding shares of Common Stock (the “Outstanding Company Common Stock”) and the combined voting power of the outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”) immediately prior to such Company Transaction will beneficially own, directly or indirectly, at least 50% of the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the Successor Company in substantially the same proportions as their ownership, immediately prior to such Company Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities;

(ii)
no Entity (other than the Company, any employee benefit plan (or related trust) of the Company, a Related Company or a Successor Company) will beneficially own, directly or indirectly, 30% or more of, respectively, the outstanding shares of common stock of the Successor Company or the combined voting power of the outstanding voting securities of the Successor Company entitled to vote generally in the election of directors unless such ownership resulted solely from ownership of securities of the Company prior to the Company Transaction; and
(iii)
individuals who were members of the Incumbent Board will immediately after the consummation of the Company Transaction constitute at least a majority of the members of the board of directors of the Successor Company.

Where a series of transactions undertaken with a common purpose is deemed to be a Company Transaction, the date of such Company Transaction shall be the date on which the last of such transactions is consummated.

“Compensation Committee” means the Compensation Committee of the Board.

“Disability,” unless otherwise defined by the Committee for purposes of the Plan in the instrument evidencing an Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable to perform his or her material duties for the Company or a Related Company and to be engaged in any substantial gainful activity, in each case as determined by the Company’s chief human resources officer or other officer performing that function or, in the case of directors and executive officers, the Board or the Committee, whose determination shall be conclusive and binding. Notwithstanding the foregoing, with respect to Incentive Stock Options, “Disability” shall have the meaning attributed to that term for purposes of Section 422 of the Code.

“Eligible Person” means any person eligible to receive an Award as set forth in Section 5.

“Entity” means any individual, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” means the closing price for the Common Stock on any given date during regular trading, or if not trading on that date, such price on the last preceding date on which the Common Stock was traded, unless determined otherwise by the Committee using such methods or procedures as it may establish.

“Grant Date” means the date on which the Committee completes the corporate action authorizing the grant of an Award or such later date specified by the Committee.

“Incentive Stock Option” means an Option granted with the intention that it qualify as an “incentive stock option” as that term is defined for purposes of Section 422 of the Code or any successor provision.

“Incumbent Board” has the meaning set forth in the definition of “Change in Control.” “Nonqualified Stock Option” means an Option other than an Incentive Stock Option.

“Option” means a right to purchase Common Stock granted under Section 7. “Option Expiration Date” means the last day of the maximum term of an Option.

“Outstanding Company Common Stock” has the meaning set forth in the definition of “Company Transaction.”

“Outstanding Company Voting Securities” has the meaning set forth in the definition of “Company Transaction.” “Parent Company” means a company or other entity which as a result of a Company Transaction owns the

Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries. “Participant” means any Eligible Person to whom an Award is granted.

“Performance Award” means an Award of Performance Units, or an Award denominated in cash or property other than shares of Common Stock, granted under Section 11.

“Performance Units” means an Award of units denominated in shares of Common Stock granted under Section 11.1.

“Plan” means The Greenbrier Companies, Inc. 2021 Stock Incentive Plan, as amended.

“Related Company” means any entity that is directly or indirectly controlled by, in control of or under common control with the Company, as determined by the Committee in its sole discretion.

“Restricted Stock” means an Award of shares of Common Stock granted under Section 10, the rights of ownership of which are subject to restrictions prescribed by the Committee.

“Restricted Stock Unit” means a Stock Unit subject to restrictions prescribed by the Committee.

“Retirement,” unless otherwise defined in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means “Retirement” as defined for purposes of the Plan by the Committee or, if not so defined, means Termination of Service on or after the date the Participant reaches “normal retirement age,” as that term is defined in Section 411(a)(8) of the Code. “Section 409A” means Section 409A of the Code.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Stock Appreciation Right” or “SAR” means a right granted under Section 9.1 to receive the excess of the Fair Market Value of a specified number of shares of Common Stock over the grant price.

“Stock Award” means an Award of shares of Common Stock granted under Section 10, the rights of ownership of which are not subject to restrictions prescribed by the Committee.

“Stock Unit” means an Award denominated in units of Common Stock granted under Section 10.

“Substitute Awards” means Awards granted or shares of Common Stock issued by the Company in substitution or exchange for awards previously granted by an Acquired Entity to convert, replace or adjust such awards to reflect the applicable transaction.

“Successor Company” means the surviving company, the successor company or Parent Company, as applicable, in connection with a Company Transaction.

“Termination of Service,” unless the Committee determines otherwise with respect to an Award, means a termination of employment or service relationship with the Company or a Related Company for any reason, whether voluntary or involuntary, including by reason of death, Disability or Retirement. Any question as to whether and when there has been a Termination of Service for the purposes of an Award and the cause of such Termination of Service shall be determined by the Company’s chief human resources officer or other officer performing that function or with respect to directors and executive officers, by the Board or the Compensation Committee, whose determination shall be conclusive and binding. Transfer of a Participant’s employment or service relationship between the Company and any Related Company shall not be considered a Termination of Service for purposes of an Award. Unless the Committee determines otherwise, a Termination of Service shall be deemed to occur if the Participant’s employment or service relationship is with an entity that has ceased to be a Related Company. A

Participant’s change in status from an employee of the Company or a Related Company to a non-employee director, consultant, advisor, or independent contractor of the Company or a Related Company, or a change in status from a non-employee director, consultant, advisor or independent contractor of the Company or a Related Company to an employee of the Company or a Related Company, shall not be considered a Termination of Service.